Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Infinity Augmented Reality, Inc., for the quarter ending February 28, 2015, I, Ortal Zanzuri, Treasurer and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-Q for the quarter ending February 28, 2015, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-Q for the quarter ending February 28, 2015, fairly represents in all material respects, the financial condition and results of operations of Infinity Augmented Reality, Inc.

Date: April 14, 2015

/s/ Ortal Zanzuri
Ortal Zanzuri Chief Financial Officer